Exhibit 10.1

January 9, 2013

Mr. Paul Grinberg

3111 Camino Del Rio North

San Diego, California 92108

Dear Paul:

This letter (this “Amendment”) amends the letter agreement (the “Severance Protection Letter Agreement”) between you and Encore Capital Group, Inc., a Delaware corporation, and its subsidiaries and affiliates (collectively, “Encore”) dated March 11, 2009.

You and Encore agree to the following changes to the Severance Protection Letter Agreement:

1.	The first paragraph of Section 1 of the Severance Protection Letter is deleted in its entirety and replaced with the following paragraph:

In the event your employment is terminated without Cause following the date of this Agreement, upon your execution and delivery of a General Release and Waiver of Claims in substantially the form attached as Exhibit A hereto, within the time period set forth therein (but in no event later than forty-five (45) days after your termination date), the Company will pay you an amount equal to 150% of your annual base salary, less applicable taxes and withholdings, beginning on the next payroll date following the 60th day immediately following the date of the termination of your employment. Subject to Section 3 below, all such amounts owed to you will be paid in twelve (12) equal increments in accordance with the Company’s then-current regular payroll schedule.

2.	Section 2 of the Severance Protection Letter is deleted in its entirety and replaced with the following:

Resignation for Good Reason. In the event you resign your employment for Good Reason following the date of this Agreement, upon your execution and delivery of the General Release and Waiver of Claims in substantially the form attached as Exhibit A hereto, within the time period set forth therein (but in no event later than forty-five (45) days after your termination date), the Company will pay you an amount equal to 150% of your annual base salary, less applicable taxes and withholdings, beginning on the next payroll date following the 60th day immediately following the date of the termination of your employment. Subject to Section 3 below, all such amounts owed to you will be paid in twelve (12) equal increments in accordance with the Company’s then-current regular payroll schedule

For purposes of this Agreement, a “Good Reason” is defined as any of the following reasons: (i) a material reduction in your base or target bonus compensation or your expense reimbursement entitlements; (ii) a material reduction in your authority, duties or responsibilities; (iii) a material reduction in the authority, duties or responsibilities of the person to whom you report; (iv) a material reduction in the budget over which you retain authority; (v) a material change in the present location at which you provide services for the Company (which is defined as any relocation by the Company of your employment to a location that is more than thirty-five (35) miles from your present office location and is more than thirty-five (35) miles from your primary residence at the time of such relocation, without your consent), or (vi) any termination of your employment by you for any reason on or after July 1, 2014, so long as you provide the Company with written notice of such termination at least ninety (90) days prior to the date of such termination. To be eligible to receive the benefits set forth in clauses (i) through (iv) of this Section (x) you must provide written notice of the “Good Reason” condition to the Company within ninety (90) days after the initial existence of such condition, (y) the Company must not have cured such condition within thirty (30) days of receipt of your written notice or it must have stated unequivocally in writing that it does not intend to attempt to cure such condition; and (z) you resign from employment within twelve (12) months following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

3.	Section 6 of the Severance Protection Letter is deleted in its entirety and replaced with the following:

Continuation of Health Benefits. If you have been terminated without Cause or have resigned for Good Reason, the Company will pay, on your behalf, the cost of group health continuation coverage premiums for you and your eligible dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended, or comparable provisions of state law (“COBRA”), through the earliest of (x) the expiration of eighteen (18) months after your termination date, (y) the date upon which you have obtained substantially comparable health benefits by becoming covered under the group health plan of a subsequent employer, or (z) the date you no longer constitute a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code); provided, however, that you will be solely responsible for electing such coverage within the required time period. You agree to provide notice to the Company within ten (10) days of securing such comparable benefits with a subsequent employer.

4.	This Amendment has been duly authorized by Encore and is a legal and binding obligation of Encore and you, enforceable in accordance with its terms. The undersigned is duly authorized to sign on behalf of Encore. All disputes arising under this Amendment will be governed by, and interpreted in accordance with, the laws of the State of California, without regard to its conflict of law provisions. Any action to enforce this Amendment (other than an action which must be brought by arbitration pursuant to Section 14 of the Severance Protection Letter Agreement) must be brought in, and you and Encore hereby consent to the jurisdiction of, the County of San Diego, California. Both you and Encore hereby waive the right to claim that any such court is an inconvenient forum for the resolution of any such action. Except as specifically amended hereby, the Severance Protection Letter Agreement shall remain in full force and effect, including, but not limited to, Section 5 thereof. In the event the terms of the Severance Protection Letter Agreement conflict with this Amendment, the terms of this Amendment shall control. Except as otherwise provided, this Amendment contains the entire understanding between you and Encore, and there are no other agreements or understandings between you and Encore with respect to the subject matter hereof. No alteration or modification hereof shall be valid except by a subsequent written instrument executed by both you and an authorized officer of Encore. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute only one agreement. Any facsimile or email scan of this Amendment shall be considered an original document.

Paul, if the terms and conditions of this Amendment are acceptable to you, please sign below.

Sincerely,

/s/ George Lund
George Lund
Executive Chairman
Encore Capital Group, Inc.

ACCEPTED AND AGREED:

/s/ Paul Grinberg	1/9/13
Paul Grinberg	Date

EXHIBIT A

GENERAL RELEASE AND WAIVER OF CLAIMS

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that:

1. Paul Grinberg (the “Executive”), on his or her own behalf and on behalf of his or her descendants, dependents, heirs, executors and administrators and permitted assigns, past and present, in consideration for the amounts payable to the undersigned under that letter agreement dated as of March 11, 2009, as amended by that certain letter dated January 9, 2013 (collectively, the “Agreement”), and for other good and adequate consideration the receipt of which is mutually acknowledged by and between the Executive and Encore Capital Group, Inc. (the “Company”), does hereby agree not to bring any claim or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges the Company, and its respective assigns, affiliates, subsidiaries, parents, predecessors and successors, and the past and present stockholders, employees, officers, directors, members, managers, representatives and agents or any of them (collectively, the “Company Group”), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that the Executive ever had, now has or shall or may have or assert as of the date of this General Release and Waiver of Claims against any of them, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or termination of employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, and other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys’ fees and costs; provided, however, that nothing herein shall release any member of the Company Group from any of its obligations under the Agreement or any rights to indemnification under any charter or by-laws (or similar documents) of any member of the Company Group or your rights under any equity award agreements between you and the Company. The Executive further agrees that this General Release and Waiver of Claims may be pleaded as a full defense to any action, suit or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by the Executive, his or her heirs or assigns. Notwithstanding the foregoing, the Executive understands and confirms that he is executing this General Release and Waiver of Claims voluntarily and knowingly, and that the same shall not affect the Executive’s right to claim otherwise under ADEA. In addition, the Executive shall not be precluded by this General Release and Waiver of Claims from filing a charge with any relevant federal, state or local administrative agency, but the Executive agrees not to participate in, and agrees to waive his or her rights with respect to any monetary or other financial relief arising from any such administrative proceeding.

EXHIBIT A

2. Notwithstanding anything herein to the contrary, the Executive does not release any claims that the law does not permit the Executive to release, including, without limitation, claims under the Family Medical Leave Act, the Fair Labor Standards Act, California Workers’ Compensation, California Family Rights Act, and Division 3, Article 2 of the California Labor Code (including indemnification rights).

3. The Company, on its own behalf and on behalf of the Company Group, does hereby agree not to bring any claim or pursue any litigation (or file any charge or otherwise correspond with any federal, state or local administrative agency) against, and waives, releases and discharges the Executive and his or her heirs, successors and assigns, descendants, dependents, executors and administrators, past and present, and any of his or her affiliates and each of them (collectively, the “Executive Releasees”) from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that any person or entity of the Company Group ever had, now has or shall or may have or assert as of the date of this General Release and Waiver of Claims against any of them, based on facts known to any executive officer of the Company as of the date of this General Release and Waiver of Claims (other than the Executive), including specifically, but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, agreements, obligations and causes of action arising out of or in any way connected with any transaction, occurrence, act or omission related to Executive’s employment by the Company or any of its subsidiaries or the termination of that employment; provided, however, that nothing herein shall release the Executive Releasees from any obligations arising out of or related in any way to the Executive’s obligations under the Agreement, the Confidentiality Agreement (as defined in the Agreement) or any agreement governing the terms of any equity award granted to the Executive or impair the right or ability of the Company to enforce the terms thereof.

4. In furtherance of their respective agreements set forth above, each of the Executive and the Company hereby expressly waives and relinquishes any and all rights under any applicable statute, doctrine or principle of law restricting the right of any person to release claims which such person does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected such person’s decision to give such a release. In connection with such waiver and relinquishment, each of the Executive and the Company acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each of the Executive and the Company to fully, finally and forever release all such matters, and all claims relative thereto which now exist, may exist or theretofore have existed, as specifically provided herein. The parties hereto acknowledge and agree that this waiver shall be an essential and material term of the release contained above. In addition, and not by way of limitation to the foregoing, each of the Executive and the Company fully understands and knowingly and expressly waives its rights and benefits under Section 1542 of the California Civil Code or under any similar provision of law. Section 1542 of the California Civil Code states that:

EXHIBIT A

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE [EMPLOYEE] DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH [THE COMPANY].

Nothing in this paragraph is intended to expand the scope of the release as specified herein.

5. This General Release and Waiver of Claims shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

6. To the extent that the Executive is forty (40) years of age or older, this paragraph shall apply. The Executive acknowledges that Executive is waiving and releasing any rights he or she may have under the ADEA and that this General Release and Waiver of Claims is entered into knowingly and voluntarily. The Executive acknowledges that this General Release and Waiver of Claims does not apply to any rights or claims that may arise under the ADEA after the date of this General Release and Waiver of Claims. The Executive acknowledges that the consideration given for this General Release and Waiver of Claims is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that the Executive has been advised by this writing as required by the ADEA that:

(a) the Executive has the right to and is advised to consult with an attorney prior to executing this General Release and Waiver of Claims;

(b) the Executive has up to twenty-one (21) days within which to consider this General Release and Waiver of Claims (although Executive may choose to execute this General Release and Waiver of Claims earlier);

(c) the Executive has seven (7) days following the execution of this General Release and Waiver of Claims to revoke; and

(d) This General Release and Waiver of Claims and the Executive’s right to receive payments or other benefits payable by the Company pursuant to the Agreement shall not be effective until the revocation period has expired.

In order to cancel or revoke this General Release and Waiver of Claims, the Executive must deliver to the General Counsel of the Company written notice stating that the Executive is canceling or revoking this General Release and Waiver of Claims. If this General Release and Waiver of Claims is timely cancelled or revoked, none of the provisions of this General Release and Waiver of Claims shall be effective or enforceable and the Company shall not be obligated to make the payments to the Executive under the Agreement or to provide the Executive with the other benefits described in this General Release and Waiver of Claims, and all contracts and provisions modified, relinquished or rescinded hereunder shall be reinstated to the extent in effect immediately prior hereto.

EXHIBIT A

7. Each of the Executive and the Company acknowledge that they have entered into this General Release and Waiver of Claims knowingly and willingly and has had ample opportunity to consider the terms and provisions of this General Release.

IN WITNESS WHEREOF, the parties hereto have caused this General Release and Waiver of Claims to be executed on this              day of                         , 20__.

Paul Grinberg

ENCORE CAPITAL GROUP, INC.

By:

Name:

Title: